Exhibit 10.54

                        LOAN MODIFICATION AGREEMENT

BETWEEN: PCT Holdings, Inc., a Nevada corporation; Ceramic Devices, Inc., a Washington corporation; Cashmere Manufacturing Co., Inc., a Washington corporation; Pacific Coast Technologies, Inc., a Washington corporation; and Seismic Safety Products, Inc., a Washington corporation (each, a "Borrower," and collectively, the "Borrowers"), whose address is c/o PCT Holdings, Inc., 434 Olds Station Road, Wenatchee, WA 98801;

AND: Silicon Valley Bank ("Silicon") whose address is 3003 Tasman Drive, Santa Clara, California 95054;

DATE:     July 26, 1996.

     This Loan Modification Agreement ("Agreement") is entered into on the above date by Borrowers and Silicon.

     1. Background. The Borrowers listed above other than Seismic Safety Products, Inc. entered into a Loan and Security Agreement with accompanying Schedule with Silicon in April 1995 (as amended, the "Loan Agreement"). Capitalized terms used in this Loan Modification Agreement shall, unless otherwise defined in this Agreement, have the meaning given to such terms in the Loan Agreement.

     2. Modifications to Loan Agreement and Schedule.

          a. The Amended and Restated Schedule attached to this Loan Modification Agreement is a revised Schedule, which modifies certain terms contained in the Schedule attached to the Loan Agreement. The Schedule attached to this Loan Modification supersedes in its entirety the Schedule attached to the Loan Agreement, as modified prior to the date of this Loan Modification Agreement.

          b. The term "Obligations," as used in the Loan Agreement, shall include, without limitation, the obligations of each of the Borrowers, including Seismic Safety Products, Inc. to repay all amounts advanced by Silicon from time to time under the Loan Agreement, whether such advances were made before or after the date of this Agreement, and all other obligations described in Section 2.1 of the Loan Agreement, all of which shall be joint and several obligations of the Borrowers. Each Borrower jointly and severally agrees to repay the Loans and all other Obligations, and to perform all other covenants in the Loan Agreement and Schedule, on the terms stated in the Loan Agreement and Schedule, as modified from time to time by agreement of the parties. The occurrence of any of the events described in Section 6.1 of the Loan Agreement with respect to any Borrower shall constitute an "Event of Default" for purposes of the Loan Agreement with respect to all Borrowers.

          c. The term "Permitted Liens," as used in the Loan Agreement, shall include the liens set forth on the attached Exhibit C, provided, however, that the liens identified in items 1 and 2 on Exhibit C shall be terminated within ten business days after the closing of the pending registered public offering of PCT Holdings, Inc.

          d. Section 4.5 of the Loan Agreement is modified to provide as follows:

          Access to Collateral, Books and Records. At all reasonable times, and upon one business day notice, Silicon, or its agents, shall have the right to inspect the Collateral, and the right to audit and copy the Borrowers' accounting books, records, ledgers, journals, or registers and the Borrowers' books and records relating to the Collateral. Silicon shall take reasonable steps to keep confidential all information obtained in any such inspection or audit, but Silicon shall have the right to disclose any such information to its auditors, regulatory agencies and attorneys, and pursuant to any subpoena or other legal process. The Borrowers shall reimburse Silicon for Silicon's actual costs for conducting two audits per year. Silicon may debit the Borrowers' deposit accounts with Silicon for the cost of such accounts receivable audits, in which event Silicon shall send notification thereof to the Borrowers. Notwithstanding the foregoing, during the continuation of an Event of Default all audits shall be at the Borrower's expense.

          e. Notwithstanding any other provision of the Loan Agreement, no Borrower shall merge with any other entity, or purchase all or substantially all of the assets of another entity, without the prior written consent of Silicon.

     3. Security Interests.

          a. As security for the Obligations, as defined above, each Borrower, including Seismic Safety Products, Inc., grants Silicon a continuing security interest in all of each Borrower's interest in the types of property described in Section 2.2 of the Loan Agreement, including, without limitation, all accounts, instruments, chattel paper, documents, inventory, goods, equipment and general intangibles (as such terms are defined in the Washington Uniform Commercial Code) of each Borrower.

          b. Each Borrower acknowledges and agrees that all Obligations, as defined above, including without limitation each Borrower's obligation to repay amounts advanced by Silicon to Borrowers on the terms of the Loan Agreement and Schedule as modified by this Loan Modification Agreement, and all obligations evidenced by promissory notes made by any Borrower and held by Silicon, are secured by all liens and security interests granted by any Borrower to Silicon in Agreement, the Loan Agreement or by any other document or agreement.

          c. Silicon consents to the borrowing of approximately $1,200,000 (the "Bridge Loan") by the Borrowers to pay off a line of credit to Morel Industries, Inc. from Seattle-First National Bank, and to the granting of security interests in assets of PCT Holdings, Inc., Pacific Coast Technologies, Inc., Ceramic Devices, Inc. and Cashmere Manufacturing Co., Inc. to secure this Bridge Loan. Borrowers agree that the Bridge Loan shall be repaid out of the proceeds of the pending registered public offering of PCT Holdings, Inc. within ten business days after the closing of the offering.

     4. No Other Modifications; No Defenses. Except as expressly modified by this Loan Modification Agreement, the terms of the Loan Agreement shall remain unchanged and in full force and effect. Silicon's agreement to modify the Loan Agreement pursuant to this Loan Modification Agreement shall not obligate Silicon to make any future modifications to the Loan Agreement or any other loan document. Nothing in this Loan Modification Agreement shall constitute a satisfaction of any indebtedness of any Borrower to Silicon. It is the intention of Silicon and Borrowers to retain as liable parties all makers and endorsers of the Loan Agreement or any other loan document. No maker, endorser, or guarantor shall be released by virtue of this Loan Modification Agreement. The terms of this paragraph shall apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements. Borrowers agree that they have no defenses against the obligations to pay any amounts of the Obligations.

     5. Representations and Warranties.

          a. Each Borrower represents and warrants to Silicon that the execution, delivery and performance of this Agreement are within such Borrower's corporate powers, and have been duly authorized and are not in contravention of law or the terms of such Borrower's charter, bylaws or other incorporation papers, or of any undertaking to which such Borrower is a party or by which such Borrower is bound.

          b. Each Borrower understands and agrees that in entering into this Agreement, Silicon is relying upon the Borrowers' representations, warranties and agreements as set forth in the Loan Agreement and other loan documents. Each Borrower jointly and severally represents and warrants to Silicon that the representations and warranties stated in the Loan Agreement and Schedule are true as of the date of this Agreement, and will continue to be true during the term of the Loan Agreement, with respect to each Borrower.

                         Borrowers:     PCT HOLDINGS, INC.


                                        By:    NICK A.  GERDE
                                           ------------------------------------
                                        Title:  VicePresident/CFO

                                        CERAMIC DEVICES, INC.


                                        By:    NICK A.  GERDE
                                           ------------------------------------
                                        Title:  VicePresident/CFO

                                        CASHMERE MANUFACTURING CO., INC.


                                        By:    NICK A.  GERDE
                                           ------------------------------------
                                        Title:  VicePresident/CFO

                                        PACIFIC COAST TECHNOLOGIES, INC.


                                        By:    NICK A.  GERDE
                                           ------------------------------------
                                        Title:  VicePresident/CFO

                                        SEISMIC SAFETY PRODUCTS, INC.


                                        By:    NICK A.  GERDE
                                           ------------------------------------
                                        Title:  VicePresident/CFO

                          Silicon:      SILICON VALLEY BANK


                                        By:   /S/
                                           ------------------------------------
                                        Title: Vice President

                       AMENDED AND RESTATED SCHEDULE
                       TO LOAN AND SECURITY AGREEMENT


Co-Borrowers:  PCT Holdings, Inc.
               Ceramic Devices, Inc.
               Cashmere Manufacturing Co., Inc.
               Pacific Coast Technologies, Inc.
               Seismic Safety Products, Inc.

Address:       434 Olds Station Road
               Wenatchee, WA 98801

Date:          July 27, 1996

Secured Accounts Receivable Line of Credit

Credit Limit:
(Section 1.1)     An amount not to exceed the lesser of: (i) $2,500,000.00
                  at any one time outstanding; or (ii) the amount of the "Borrowing Base", as defined below. For purposes of this Schedule, the "Borrowing Base" shall mean the sum of (a)
                  75% of the Net Amount of Borrowers' eligible accounts receivable; plus (b) 40% of the book value of Borrowers' eligible inventory, as defined below, as reported to Silicon on a monthly basis, up to a maximum advance of $1,000,000. "Net Amount" means the gross amount of the account, minus all applicable sales, use, excise and other similar taxes and minus all discounts, credits and allowances of any nature granted or claimed. The amount of all letters of credit issued by Silicon at the request of the Borrowers (other than the $2,000,000 Standby
                  Letter of Credit described below) shall reduce, dollar for dollar, the amount otherwise available to be borrowed under the formula described in this paragraph. With respect to the Standby Letter of Credit, $1,000,000 of this Secured Accounts Receivable Line of Credit shall be held in reserve against amounts otherwise available for borrowing under this Secured Accounts Receivable Line of Credit during all periods in which the Standby Letter of Credit has been issued and remains in effect.

                  Without limiting the fact that the determination of which accounts are eligible for borrowing is a matter of Silicon's discretion, the following shall not be deemed eligible for borrowing: accounts outstanding for more than 90 days from the invoice date, accounts subject to any contingencies, accounts owing from an account debtor outside the United States (except for those backed by a letter of credit in form and substance satisfactory to Silicon), accounts owing from governmental agencies, accounts owing from one account debtor to the extent they exceed 25% of the total eligible accounts outstanding (35% on accounts receivable from Boeing), accounts owing from one Borrower to another or owing from an affiliate of a Borrower, and accounts owing from an account debtor to whom a Borrower is or may be liable for goods purchased from such account debtor or otherwise. In addition, if more than 50% of the accounts owing from an account debtor are outstanding more than 90 days from the invoice date or are otherwise not eligible accounts, then all accounts owing from that account debtor shall be deemed ineligible for borrowing.

                  Without limiting the fact that the determination of which inventory is eligible for borrowing is a matter of Silicon's discretion, the following shall not be deemed eligible for borrowing: any inventory other than raw material or finished goods that are owned by a Borrower and located in Wenatchee, Washington, inventory that is used, obsolete or returned goods, inventory that is stored at a location other than the Borrowers' Address or any location owned, leased or rented by Borrowers and previously identified to Silicon, inventory that is subject to a landlord's lien, and inventory that is not in the possession of the Borrowers.

Interest Rate:
(Section 1.2)     The interest rate applicable to the Secured Accounts
                  Receivable Line of Credit shall be a rate equal to the "Prime Rate" in effect from time to time, plus 2.0% per annum. Interest calculations shall be made on the basis of a 360-day year and the actual number of days elapsed.
                  "Prime Rate" means the rate announced from time to time by Silicon as its 'prime rate"; it is a base rate upon which other rates charged by Silicon are based, and it is not necessarily the best rate available at Silicon. The interest rate applicable to the Obligations shall change on each date there is a change in the Prime Rate.

Commitment Fee:
(Section 1.3)     $12,500, which is fully earned and payable at closing.
                  (Any fee previously paid by the Borrowers in connection with Silicon's commitment letter for this Loan shall be credited against this Fee.)

Amortization:     Borrowers shall pay Silicon monthly payments of interest on or before the last day of each month.

Maturity Date:
(Section 1.3)     July _, 1997, at which time all unpaid principal and
                  accrued but unpaid interest shall be due and payable.

Maturities of
Letters of
Credit: Commercial or standby letters, of credit issued by Silicon shall have a maximum maturity of not later than the Maturity Date.

Repayment:        The Borrowers shall repay on demand any amount drawn on a
                  letter of credit issued by Silicon. Silicon may, but is not obligated to, add to the principal amount outstanding under the Secured Accounts Receivable Line of Credit any amount drawn on a letter of credit issued by Silicon. Any such amount shall be subject to the terms applicable to the Secured Accounts Receivable Line of Credit.

Issuance:         The issuance of any letter of credit under this Agreement
                  is subject to Silicon's written approval and must be in form and content satisfactory to Silicon and in favor of a beneficiary reasonably acceptable to Silicon. The
                  Borrowers shall execute Silicon's then-current application forms, reimbursement agreement and related documents as a condition to Silicon's issuance of any letter of credit.

Fees: The Borrowers shall pay Silicon the fees and costs customarily charged by Silicon (at the time of issuance of the letter of credit) with respect to the issuance of letters of credit.

Secured Equipment Revolving Term Loan

Credit Limit:     An amount not to exceed (i) $250,000.00 at any one time
                  outstanding; or (ii) the amount of the "Equipment
                  Borrowing Base," as defined below. For purposes of this Schedule, the "Equipment Borrowing Base" shall mean 80% of the invoice value of equipment purchased by the Borrowers after the date of this Agreement. Silicon shall have no obligation to advance against taxes, freight charges, installation charges or other similar amounts relating to the Borrowers' equipment, whether or not such amounts are identified on the invoices submitted to Silicon. Equipment to be included in the Equipment
                  Borrowing Base must be new equipment, at the time of purchase by a Borrower, owned by a Borrower, in good working order, must not be subject to any liens in favor of any person or entity other than Silicon, and must be subject to a first perfected security interest in favor of Silicon. Silicon shall make advances under this Secured Equipment Line of Credit from time to time, based on invoices and other documentation as shall be requested by Silicon to support such advances.

                  The Borrowers shall submit to Silicon such invoices, advance requests and other information, in form acceptable to Silicon, as Silicon shall require from time to time.

                  Once the total amount of the principal has been advanced under this Secured Equipment Revolving Term Loan, the Borrowers are no longer entitled to further advances. Advances may be requested in writing by the Borrowers or an authorized person. Silicon may, but need not, require that all oral requests be confirmed in writing. The unpaid principal balance owing on this Secured Equipment Line of Credit at any time may be evidenced by endorsements to this Schedule or by Silicon's internal records, including daily computer print-outs.

Purpose: Borrowers shall use the proceeds of this Revolving Term Loan to finance the purchase of capital equipment.

Interest Rate:    The interest rate applicable to the Secured Equipment
                  Revolving Term Loan shall be a rate equal to the "Prime
                  Rate" (as defined above) in effect from time to time, plus 1.75% per annum. Interest calculations shall be made on the basis of a 360-day year and the actual number of days elapsed.

Revolving Period: The Revolving Period shall be from the date of closing until
                  September 30, 1995.

Term Period:      The Term Period shall be the period from September 30,
                  1995 to September 30, 1998.

Amortization:     Borrowers shall pay Silicon monthly payments of interest
                  only during the Revolving Period. Commencing on October
                  31, 1995, the Borrowers shall pay Silicon 36 equal monthly payments of principal, in the amount necessary to repay fully the outstanding principal of Secured
                  Equipment Revolving Tenn Loan in 36 payments, plus interest calculated as provided in this Schedule.
                  Subsequent payments are due on the last day of each month after October 31, 1995.

Maturity Date:    September 30, 1998, at which time all unpaid principal
                  and accrued but unpaid interest shall be due and payable.

Commitment Fee:
(Section 1.3)     $1,250.00, which has previously been paid by the
                  Borrowers.

Standby Letter of Credit

Credit Limit:     $2,000,000.

Purpose: To provide credit enhancement to Chelan County and/or the State of Washington Department of Community Trade and Economic Development.

Maturity Date:    The Standby Letter of Credit shall have an expiry date of
                  not later than May 18, 1997, the date on which this Standby Letter of Credit facility shall terminate.

Repayment:        The Borrowers shall repay on demand any amount drawn on
                  the Standby Letter of Credit. Silicon may, but is not obligated to, add to the principal amount outstanding under the Secured Accounts Receivable Line of Credit any amount drawn on a letter of credit issued by Silicon. Any such amount shall be subject to the terms applicable to the Secured Accounts Receivable Line of Credit.

Issuance:         The issuance of the Standby Letter of Credit must be in
                  form and content satisfactory to Silicon and in favor of a beneficiary reasonably acceptable to Silicon. The
                  Borrowers shall execute Silicon's then-current application forms, reimbursement agreement and related documents as a condition to Silicon's issuance of the Standby Letter of Credit.

Security:         The Borrowers shall pledge to Silicon a Silicon Valley
                  Bank Certificate of Deposit, as part of the Collateral, in the amount of not less than $1,000,000 as security for the Borrowers' obligations with respect to this Standby
                  Letter of Credit and all other Obligations of the Borrowers. As additional Collateral, in addition to the pledge of this Certificate of Deposit, Silicon shall have the right to require the Borrowers to either (i) draw
                  $1,000,000 on the Secured Accounts Receivable Line of
                  Credit and pledge the cash to Silicon (with such funds to be held exclusively in a deposit account maintained at Silicon) or (ii) purchase and pledge to Silicon an additional $1,000,000 Silicon Valley Bank Certificate of
                  Deposit.

Commitment Fee:   $20,000, which is fully earned and payable at closing.
                  (Any fee previously paid by the Borrowers in connection with Silicon's commitment letter shall be credited against this Fee.)

Prior Names of
Borrowers:
(Section 3.2)     See attached Exhibit B

Trade Names of
Borrowers:
(Section 3.2)     See attached Exhibit B

Trademarks of
Borrowers:        See  attached  Exhibit  B

Other Locations
and Addresses:
(Section 3.3)     See  attached  Exhibit  B

Material Adverse
Litigation:
(Section 3.10)    None.

Financial
Covenants:
(Section 4.1)     The Borrowers shall comply with all of the following
                  covenants, all of which shall be determined and measured on a consolidated basis (excluding Morel Industries, Inc.) in accordance with generally accepted accounting principles, except as otherwise stated below:

Tangible Net
Worth: The Borrowers shall at all times maintain a Tangible Net Worth (defined below) of not less than $5,500,000, plus 50% of the net proceeds of the pending registered public offering by PCT Holdings, Inc., measured quarterly as of February 29, 1996 and each quarter thereafter.

Debt to Tangible
Net Worth Ratio:  The Borrowers shall at all times maintain a ratio of total liabilities (excluding deferred revenues and subordinated debt) to Tangible Net Worth of not more than the amounts provided below for the periods provided below, measured quarterly:

                  Quarterly Ending                        Maximum Ratio

                  2/29/96, 5/31/96 and 8/31/96               1.75:1.0

                  11/30/96 and thereafter                    1.0:1.0

Current Ratio:    The Borrowers shall at all times maintain a ratio of
                  current assets to current liabilities of not less than the amounts provided below for the periods provided below, measured quarterly. The note payable to the County of Chelan for $2,000,000 shall not be considered a current liability solely due to its demand provisions, but rather shall be characterized as a current or long term liability based upon its maturity date. "Current assets" and "current liabilities" shall be determined in accordance with generally accepted accounting principles.

                  Quarterly Ending                           Maximum Ratio

                  2/29/96, 5/31/96 and 8/31/96               1.5:1.0

Quick Ratio:      The Borrowers shall maintain a ratio of Quick Assets
                  (defined below) to current liabilities less deferred revenue of not less than 0.9:1.0 for the quarter ending
                  11/30/96 and each quarter thereafter.

Debt Service
Coverage Ratio:   The Borrowers shall at all times maintain a ratio of
                  earnings before interest, taxes, depreciation and amortization ("EBITDA") to current maturities of long-term debt plus interest in excess of 0.65:1.0 for the quarter ending 8/31/96 and in excess of 2.0:1.0 for the quarter ending 11/30/96 and thereafter, measured quarterly by annualizing EBITDA.

Profitability:    The Borrowers shall not incur a quarterly operating loss
                  before tax and extraordinary expenses incurred in raising additional equity in excess of $100,000. The Borrowers' annual net income (after tax and extraordinary expenses incurred in raising additional equity) must be more than $0.00.

Definitions:      "Tangible Net Worth" means stockholders' equity plus debt
                  that has been subordinated to the Loans on terms satisfactory to Silicon, and accrued interest thereon, less goodwill, patents, capitalized software costs, deferred organizational costs, tradenames, trademarks, and all other assets which would be classified as intangible assets under generally accepted accounting principles.

                  "Quick Assets" means cash on hand or on deposit in banks, readily marketable securities issued by the United States, readily marketable commercial paper rated "A-I" by Standard & Poor's Corporation (or a similar rating by a similar rating organization), certificates of deposit and banker's acceptances, and accounts receivable (net of allowance for doubtful accounts).

Other Covenants:
(Section 4.1)     The Borrowers shall at all times comply with all of the
                  following additional covenants:

                  Banking Relationship. The Borrowers shall maintain their primary banking relationship with Silicon until such time as the Secured Accounts Receivable Line of Credit described in this Schedule has been repaid in full and Silicon's obligations with respect to the Secured Accounts Receivable Line of Credit under the Agreement and this Schedule have been terminated.

                  Financial Statements and Reports. Notwithstanding any other provision of the Loan Agreement, the Borrowers shall provide Silicon: (a) within 30 days after the end of each month, a monthly financial statement (consisting of a income statement and a balance sheet) prepared by the Borrowers in accordance with generally accepted accounting principles; (b) within 5 days after the 15th day and the last day of each month, an accounts receivable report and an accounts payable report for the prior period, in such form as Silicon shall reasonably specify; (c) within 20 days after the end of each month, an inventory report in such form as Silicon shall reasonably specify; (d) within 5 days after 15th and the last day of each month, a Borrowing Base Certificate in the form attached to this Agreement as Exhibit A, as Silicon may reasonably modify such Certificate from time to time, signed by the Chief Financial Officer or President of PCT Holdings, Inc.; (e) within 50 days after the end of each quarter, a Compliance Certificate in such form as Silicon shall reasonably specify, signed by the Chief Financial Officer or President of PCT Holdings, Inc., setting forth calculations showing compliance (at the end of each such calendar quarter) with the financial covenants set forth on the Schedule, and certifying that throughout such quarter the Borrowers were in full compliance with all other terms and conditions of this Agreement and the Schedule, and providing such other information as Silicon shall reasonably request; (f) within 120 days following the end of the Borrowers' fiscal year, complete annual CPA-audited financial statements, such audit being conducted by independent certified public accountants reasonably acceptable to Silicon, together with an unqualified opinion of such accountants; and (g) within five days after filing, a copy of all 10Q and 10K filings and other filings made by any Borrower with the Securities Exchange Commission.

Conditions to
Closing: Before requesting any advance under this Agreement, the Borrowers shall satisfy each of the following conditions:

1.  Loan
Documents:        Silicon shall have received the Agreement and this
                  Schedule, and such other loan documents as Silicon shall require, each duly executed and delivered by the Borrowers, including a Patent and Trademark Security and Conditional Assignment from Seismic Safety Products, Inc.
                  2. Documents Relating to Authority, Etc.: Silicon shall have received each of the following in form and substance satisfactory to it:

                  (a) Certified copies of the Articles of Incorporation and Bylaws of each of the Borrowers;

                  (b) A Certificate of good standing issued by the Secretary of State of each Borrower's state of incorporation with respect to each such Borrower;

                  (c) A certified copy of a resolution adopted by the Board of Directors of each of the Borrowers authorizing the execution, delivery and performance of the Agreement, and any other documents or certificates to be executed by such Borrower in connection with this transaction; and

                  (d) Incumbency certificates describing the office and identifying the specimen signatures of the individuals signing all such loan documents on behalf of each of the Borrowers.

3.  Perfection
and Priority of
Security:         Silicon shall have received evidence satisfactory to it
                  that its security interest in the Collateral has been duly perfected and that such security interest is prior to all other liens, charges, security interests, encumbrances and adverse claims in or to the Collateral other than Permitted Liens, which evidence shall include, without limitation, evidence from the Washington
                  Department of Licensing showing the due filing of the UCC
                  Financing Statements to be signed by the Borrowers covering the Collateral and evidence of the first priority of Silicon's security interests in the Collateral as required under the Agreement.

4. Insurance:     Silicon shall have received evidence satisfactory to it
                  that all insurance required by the Agreement is in full force and effect, with loss payee designations and additional insured designations as required by the Agreement.

5. Other
Information:      Silicon shall have received such other statements,
                  opinions, certificates, documents and information with respect to matters contemplated by the Agreement as it may reasonably request.

     Silicon and the Borrowers agree that the terms of this Schedule supplement the Loan and Security Agreement between Silicon and the Borrowers, as modified, and agree to be bound by the terms of this Schedule.

                         Borrowers:     PCT HOLDINGS, INC.


                                        By:    NICK A.  GERDE
                                           ------------------------------------
                                        Title:  VicePresident/CFO

                                        CERAMIC DEVICES, INC.


                                        By:    NICK A.  GERDE
                                           ------------------------------------
                                        Title:  VicePresident/CFO

                                        CASHMERE MANUFACTURING CO., INC.


                                        By:    NICK A.  GERDE
                                           ------------------------------------
                                        Title:  VicePresident/CFO

                                        PACIFIC COAST TECHNOLOGIES, INC.


                                        By:    NICK A.  GERDE
                                           ------------------------------------
                                        Title:  VicePresident/CFO

                                        SEISMIC SAFETY PRODUCTS, INC.


                                        By:    NICK A.  GERDE
                                           ------------------------------------
                                        Title:  VicePresident/CFO

                          Silicon:      SILICON VALLEY BANK


                                        By:   /S/
                                           ------------------------------------
                                        Title: Vice President

                                 EXHIBIT A

                    [Insert Borrowing Base Certificate]

                                 EXHIBIT B

              [Insert List of Tradenames, Trademarks and other
                          Locations and Addresses]

                                 EXHIBIT C

                              Permitted Liens

1. UTCO Associates, Inc. - Security interest in all personal property of Morel Industries, Inc., PCT Holdings, Inc., Pacific Coast
     Technologies, Inc., Cashmere Manufacturing Co., Inc., Seismic Safety Products, Inc.

2. William Payne, Ivan Sarda, Katrina Knowles and the Waldal Family Trust, as successor in interest to Elinor A. Walter - Security interest in all personal property of Ceramic Devices, Inc.

3. James C. Kyle and Carol A. Kyle - Subordinated security interest in the accounts receivable and patents of Pacific Coast Technologies, Inc.

4. George H. Baldwin - Security interest in Dyna Mechtronics DM4800 Milling Machine, Serial No. 8157, owned by Seismic Safety Products, Inc.



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